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                                                                  EXHIBIT 10.16

         AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT


          THIS AGREEMENT executed as of the 16th day of December,

1991, by JOHNSTON COCA-COLA BOTTLING GROUP, INC., a Delaware

corporation, formerly Johnston Coca-Cola Bottling Company, (the

"Company") and HENRY A.  SCHIHBERG ("Mr.  Schimberg") to become effective on the "Effective Date" as herein defined Witnesses That,

          WHEREAS, the Company and Mr. Schimberg are parties to an

Incentive Compensation Agreement of August 1, 1986, which was amended on October 31, 1986; October 31, 1987 and October 31, 1988

and further modified by action of the Company's board on December

13, 1990 (the "Agreement"); and

          WHEREAS, it is contemplated that the Company will become

a subsidiary of Coca-Cola Enterprises Inc. ("Enterprises") as soon as practicable and the Company and Mr. Schimberg wish to amend the

Agreement to be conditioned upon and to become effective upon the effective date of the merger which results in the Company becoming a subsidiary of Enterprises which date is herein referred to as the

"Effective Date" of this Agreement.

          NOW THEREFORE, it is agreed that upon the Effective Date

if Mr. Schimberg is an employee of the Company upon that date, the

Agreement shall be as follows:

          1.    Deferred Compensation Account.

                (a)  Maintenance of the Account.  The Incentive

Compensation Account (the "Account") which has been established and maintained by the Company on its books and records for purposes of the Agreement shall be redesignated as the "Deferred Compensation


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Account" and shall continue to be maintained.  Nothing contained in this Agreement nor the maintenance of the Account shall require the segregation of any assets of the Company or any type of funding by the Company of the Account or of the amounts payable therefrom.

The Account was established and shall be maintained solely to reflect amounts credited thereto and paid therefrom in accordance with the terms of this Agreement.

                (b)  Credit Balance of the Account on the Effective

Date.  The credit balance of the Account on the Effective Date shall be Thirteen Million Dollars ($13,000,000.00)

                (c)  Additions to the Account.  There shall be no

additions to the credit balance of the Account after the Effective

Date except for interest credited on the unpaid credit balance of the Account as hereinafter specified.

                (d)  Earned Portion of Account.  The credit balance

of the Account shall be earned upon the Effective Date but payable only as hereinafter specified and subject to all of the terms of this Agreement.

          2.    Payment of the Credit Balance of the Account.

                (a)  Amount Payable.  Upon the termination of Mr.

Schimberg's employment with the Company, the amount of the credit balance of the Account shall become payable to Mr. Schimberg (or to his estate or designated beneficiary(ies) in the event of his death prior to payment of all of the credit balance of the Account.

                (b)  Method of Payment; Options; Deferred Payment.

Mr. Schimberg may elect by written notice delivered to the Company


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at any time prior to the time at which the credit balance of the

Account becomes payable to have the credit balance of the Account paid in equal installments, no more frequent than monthly and no less frequent than annually, over a period not to exceed ten (10)

years.  Mr. Schimberg may withdraw or modify any such election up until the time at which the credit balance of the Account becomes payable, at which time any such election than in effect shall become binding and final.  If no such election by Mr. Schimberg for a longer period is in effect at the time at which the credit balance of the Account becomes payable, the Company shall have the option of paying the credit balance of the Account in equal monthly installments over a period of no more than five (5) years.  Payment of the credit balance of the Account shall be made, or shall commence if either Mr. Schimberg or the Company elects installment payments, within sixty (60) days of the termination of Mr.

Schimberg's employment.

                (c)  Interest Additions to the Account; Interest on

Installment Payments.   At semiannual intervals during the

continuation of Mr.  Schimberg's employment by the Company,

commencing six (6) months after the Effective Date, interest on the credit balance of the Account shall be calculated at the interest rate then paid on six month certificates of deposit in the amount of such credit balance by Trust Company Bank, Atlanta, Georgia, or at such other rate of interest as may be agreed upon by the Company and Mr. Schimberg and the resulting amount shall be added to the credit balance of the Account.  Should either the Company or Mr.


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Schimberg elect to pay or to have the credit balance of the Account paid in equal installments over a period of time as hereinabove provided, the amount of such installments shall be calculated and determined by including an interest factor at the rate of interest equal to the yield to maturity on that issue of ten year U. S.

Treasury Bonds the issue date of which is nearest to the date upon which the credit balance of the Account becomes payable or at such other rate of interest as may be agreed upon by the Company and Mr.

Schimberg.

          3.    Partial Payments from the Account.  Upon Mr.

Schimberg's request or with his consent, the Board of Directors of the Company may, but shall have no obligation to, pay so much of the credit balance of the Account to Mr. Schimberg as it deems advisable in its sole discretion prior to the termination of Mr.

Schimberg's employment by the Company.

          4.    Interpretation and Application of this Agreement;

Arbitration.  The Board of Directors of the Company shall interpret and apply the terms of this Agreement, which interpretation and application shall be final and binding on Mr. Schimberg so long as made in good faith.  In the event of a dispute as to the binding effect of any such interpretation and application, then either the

Company or Mr. Schimberg may, by written notice to the other,

initiate binding arbitration proceedings pursuant to the then current rules of the American Arbitration Association for the purpose of resolving such dispute.


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          5.    Miscellaneous.

                 (a)  Continued Employment.  Neither this Agreement

nor any action taken pursuant to it shall create any right of Mr.

Schimberg to be retained in the employment of the Company for any period of time.

                (b)  Relationship to Other Benefits.  Neither the

credit balance of the Account nor interest credits thereto shall be taken into consideration in determining any benefits under any pension, profit sharing, group insurance or other benefit plan of the Company.

                (c)  Withholding Tax.  All amounts paid pursuant to

this Agreement shall be reduced by any federal, state or local income or other taxes required by law to be withheld with respect to such payments.

                (d)  Assignments and Transfers.  The rights and

interests of Mr. Schimberg under this Agreement may not be

assigned, encumbered, pledged, anticipated or transferred, except,

in the event of his death, by will or the laws of descent and distribution, and any attempt to assign, encumber, pledge,

anticipate or transfer such rights and interests shall be null and void.

          6.    Beneficiaries of Mr. Schimberg.  Mr. Schimberg shall

have the right to designate a beneficiary or beneficiaries to whom all amounts otherwise payable to him pursuant to this Agreement shall be paid following his death.  Any such designation or any change in such designation shall be made in a writing delivered to the Company prior to the time any such payment is due which shall


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include the address of each such beneficiary.  In the event there is no such designated beneficiary living at Mr. Schimberg's death,

all subsequent payments shall be made to his estate and if any such designated beneficiary who is alive at Mr. Schimberg's death dies prior to the payment of all amounts payable under the Agreement all further payments shall be made to the estate of such deceased beneficiary unless otherwise agreed in writing between such

designated beneficiary and the Company.

          7.    Delivery of Elections and Designations.  All written

elections and the beneficiary designations permitted by this

Agreement to be made by Mr. Schimberg shall be deemed to have been delivered to the Company when delivered to the offices of the

Company's Secretary properly addressed to the attention of the

Secretary.  The Company's written election to pay the credit balance of the Account in installments as permitted by this

Agreement shall be deemed to have been delivered to Mr. Schimberg when delivered to his residence address as recorded by the Company properly addressed to him or if such election is delivered to his personal representatives or designated beneficiary when delivered to them at the address provided to the Company in the beneficiary designation or to the business offices, if any, or residence, if not, of such personal representatives.

          8.    Agreement Binding Upon Successors.  This Agreement

shall be binding upon the Company's successors and assigns and upon

Mr. Schimberg's personal representatives, heirs and legatees and designated beneficiaries.


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           IN WITNESS WHEREOF, the Company and Mr. Schimberg have

caused this Agreement to be executed as of the day, month and year first above written.

                          Johnston Coca-Cola Bottling Group, Inc.

                          By: /s/ S. K. JOHNSTON, JR.
                          ---------------------------------------
                                  S. K. Johnston, Jr.
                                  Chairman of the Board

                          /s/ HENRY A. SCHIMBERG
                          -----------------------------------------
                              Henry A. Schimberg
























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                               FIRST AMENDMENT TO

                        DEFERRED COMPENSATION AGREEMENT



          THIS AGREEMENT is executed as of the 30th day of April,

1993, by JOHNSTON COCA-COLA BOTTLING GROUP, INC., a Delaware

corporation ("Johnston") and HENRY A. SCHIMBERG ("Mr. Schimberg").

          WHEREAS, Mr. Schimberg entered into a Deferred

Compensation Agreement (the "Agreement") with Johnston on

December 16, 1991; and

          WHEREAS, Johnston is now a wholly owned subsidiary of

Coca-Cola Enterprises Inc., a Delaware corporation (the "Company")

which now administers the Agreement for Johnston as its agent; and

          WHEREAS, the parties deem it to be in their best

interests to amend the Agreement in the manner provided below in order to afford Mr. Schimberg the opportunity of having his

deferred compensation measured in an alternative fashion, based in whole or in part on the performance of the common stock of the

Company;

          NOW THEREFORE, it is agreed as follows:

          1.  Request to Transfer to Stock Account.  At any time

and from time to time Mr. Schimberg may request that all or a designated portion of the credit balance in his Account

(hereinafter referred to in this First Amendment as his "Basic

Account") be credited to a separate stock based deferred

compensation account (the "Stock Account") to be established and maintained on the books and records of Johnston, subject to the

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terms of the Agreement as amended by this First Amendment.  Upon the approval of the Compensation Committee of the Board of

Directors of the Company, which may approve or disapprove such request in its discretion, in whole or in part, the portion of the credit balance in Mr. Schimberg's Basic Account so approved shall be debited to his Basic Account and credited to his Stock

Account subject to the terms and conditions set forth below.

          2.   Stock Account.

               (a)  Initial Credit.  Johnston shall credit to the

Stock Account that number of whole shares of common stock of the

Company that could be purchased with the amount transferred from the Basic Account to the Stock Account pursuant to section 1,

determined on the basis of the average of the high and low market prices at which a share of common stock of the Company sold on the trading day preceding the date of transfer as reported on the

New York Stock Exchange Composite Transactions Listing.  Any

amounts elected by Mr. Schimberg to be transferred from the Basic

Account after crediting such number of whole shares which

represents a fractional share shall not be transferred from Mr.

Schimberg's Basic Account but shall remain credited to such Basic

Account.

               (b)  Dividends and Dividend Reinvestment.  On each

date on which dividends are paid on shares of common stock of the

Company, Johnston shall credit to the Basic Account an amount equal to the dividends that would have been paid on the shares of common stock then credited to Mr. Schimberg's Stock Account if


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such shares had been outstanding on the record date of such dividend.  Interest credits shall be added to the amounts so credited to the Basic Account as provided in section 2 of the

Agreement, calculated at the interest rate then paid on six-month certificates of deposit in such amount by Trust Company Bank,

Atlanta, Georgia, or at such other rate of interest as may be agreed upon by the Company and Mr. Schimberg pursuant to section

2 of the Agreement.

               (c)  Amount Payable From Accounts.  Upon the

termination of Mr. Schimberg's employment with Johnston (and any parent or subsidiary thereof), the amount credited to Mr.

Schimberg's Stock Account and Basic Account shall become payable to Mr. Schimberg, his estate or his designated beneficiary or beneficiaries as provided in the Agreement.  Such credit balances shall be payable in a lump sum or installments in the manner elected by Mr. Schimberg pursuant to the Agreement, except that the credit balance in his Stock Account shall be paid in that number of whole shares of common stock then credited to such

Stock Account.  In the event Mr. Schimberg elects to receive the credit balances in his Accounts in installments, or any partial payment is made from Mr. Schimberg's Accounts at his request pursuant to section 3 of the Agreement, Mr. Schimberg may

designate what portion of each payment shall be debited to and be deemed paid from the Stock Account in the form of shares of

common stock and what portion shall be debited to and be deemed paid from the Basic Account in cash, provided that any such



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designation must be made no later than the time prescribed by section 2(b) of the Agreement for electing the form of

distribution.  If no such designation is made before payments are to begin, Johnston shall debit benefit payments proportionately from the Basic Account and the Stock Account, with the latter portion being paid in shares of common stock.  During any such installment payment period, Johnston shall continue to maintain the Stock Account as provided above.  In the event Mr. Schimberg has not made an election to have the balance in his Stock Account paid in installments before the time the credit balance in his

Accounts becomes payable, his Stock Account shall be paid in a lump sum in shares of common stock, with cash being paid for any fractional shares credited thereto, and Johnston shall have the option of paying the credit balance in the Basic Account in equal monthly installments over a period of no more than five (5)

years.

          3.  Unfunded Promise to Pay; No Segregation of Funds

or Assets.  Neither anything contained in the Agreement or in this First Amendment nor the establishment or maintenance of the

Basic Account or the Stock Account shall require the segregation of any assets of Johnston or the Company or any type of funding by Johnston or the Company of such Accounts or the amounts

payable therefrom, it being the intention of the parties that the

Agreement be an unfunded arrangement for federal income tax

purposes and for purposes of the Employee Retirement Income

Security Act of 1974.  Mr. Schimberg shall not have any rights to


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or interest in any specific assets or shares of common stock of

Johnston or the Company by reason of this Agreement, and his only rights to enforce payment of the obligations of Johnston

hereunder shall be those of a general creditor of Johnston.  In the event Johnston establishes a trust or any other method of providing for its payment of the obligations created hereunder,

such trust shall conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-33 I.R.B. 11, and it is

expressly understood that Mr. Schimberg will have no interest therein other than as a general creditor of Johnston.  It is further understood that the shares credited to the Stock Account shall be only a means for measuring the amount of deferred

compensation payable under the Agreement and shall not constitute or represent outstanding shares of common stock of the Company for any purpose.

          4.  Changes in Capitalization.  The number of shares

of common stock credited to Mr. Schimberg's Stock Account shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock of the

Company resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of common stock of the

Company to holders of outstanding shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.  Appropriate adjustments shall also be made to reflect any recapitalization, reclassification of shares or reorganization affecting the capital structure of the



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Company.  In the event of a merger or consolidation in which the

Company is not the surviving corporation or in which the Company survives only as a subsidiary of another corporation, and in such transaction the holders of common stock of the Company become entitled to receive shares of stock or securities of the

surviving corporation, Mr. Schimberg's Stock Account shall be credited with that number of hypothetical shares of securities of the surviving corporation that would be exchanged for the shares of common stock of the Company in such transaction if they had been outstanding shares, and any cash or other consideration that would be receivable if such shares had been outstanding shall be credited to Mr. Schimberg's Basic Account.

          5.  Agreement Binding Upon Successors.  The Agreement

as amended by this First Amendment shall be binding upon

Johnston's successors and assigns and upon Mr. Schimberg's

personal representatives, heirs, legatees and designated

beneficiaries.  Except as expressly modified by this First

Amendment, all provisions of the Agreement shall remain in full force and effect.





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           IN WITNESS WHEREOF, Johnston and Mr. Schimberg have

caused this Agreement to be executed as of the day, month and year first above written.

                              JOHNSTON COCA-COLA BOTTLING GROUP, INC.


                              By: /s/ S. K. JOHNSTON, JR.
                              --------------------------------
                                      S. K. Johnston, Jr.
                                      Vice Chairman and CEO


                              /s/ HENRY A. SCHIMBERG
                              -----------------------------------
                                  Henry A. Schimberg





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